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                                                                 Exhibit 21.1



                      U. S. RESTAURANT PROPERTIES MLP
                              SUBSIDIARIES




              U.S. Restaurant Properties Business Trust I

              U.S. Restaurant Properties Business Trust II

             USRP Renovation Corp., a Texas corporation

           Restaurant Acquisition Corp., a Texas corporation

      USRP West Virginia Partners L.P., a Texas Limited Partnership

           USRP Carolina, LTD., a Texas Limited Partnership

   Restaurant Renovation Partners, L.P., a Texas Limited Partnership

             USRP Norman, LTD., a Texas Limited Partnership